Exhibit 99.1

TransAtlantic Petroleum Announces Entry into New Credit Agreement, Term Loan, and Pledge Fee Agreements, and Completion of Delvina Gas Joint Venture

Hamilton, Bermuda (September 7, 2016) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced that it has entered into a new credit agreement, term loan, and pledge fee agreements, and completed its Delvina gas field joint venture.

Entry into New Credit Agreement and Term Loan

On August 23, 2016, the Turkish branch of the Company’s wholly-owned subsidiary, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), entered into a general credit agreement (the “Credit Agreement”) with DenizBank, A.S. (the “Lender”).  The Credit Agreement is a master agreement pursuant to which the Lender may make loans to TEMI from time to time pursuant to additional loan agreements.

On August 31, 2016, the Lender entered into a $30.0 million term loan (the “Term Loan”) with TEMI under the Credit Agreement. In addition, the Company and the Lender have entered into additional agreements with respect to up to $20.0 million of non-cash facilities, including guarantee letters and treasury instruments for future hedging transactions.

N. Malone Mitchell, 3rd, the Chairman of the Board of Directors and Chief Executive Officer of the Company, stated “We are pleased with the new relationship and support of DenizBank A.S. as our senior lender. The new credit agreement is the important first step of our planned financial restructuring of the Company and will be instrumental in resuming our development of Turkish and regional oil and gas assets. We look forward to demonstrating our operational capability and expanding the relationship.”

On September 7, 2016, TEMI used approximately $22.9 million of the proceeds from the Term Loan to repay in full (including accrued interest) the Company’s senior credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA (“BNP”) and the International Finance Corporation, which was terminated upon repayment.  In connection with the repayment of the Senior Credit Facility, on September 6, 2016, the Company unwound a portion of its oil hedges with BNP, receiving proceeds of $1.4 million.  The Company is required to unwind its remaining hedges with BNP by September 14, 2016.  Going forward, the Company may enter into new hedging positions with the Lender and other permitted counterparties. Upon termination of the Senior Credit Facility, the lenders under the Senior Credit Facility released approximately $8.5 million of restricted cash from the Company’s collection accounts in Turkey.  The Company will use the remaining proceeds from the Term Loan, the released restricted cash and proceeds from the unwind of oil hedges for general corporate purposes.

The Term Loan bears interest at a fixed rate of 5.25% (plus 0.2625% for Banking and Insurance Transactions Tax per the Turkish government) per annum and is payable in six monthly installments of $1.25 million each through February 2017, and thereafter (if not expanded or extended) in twelve monthly installments of $1.88 million each through February 2018. The Term Loan matures in February 2018.

The Term Loan will be secured by a pledge of (i) the stock of TEMI and the Company’s wholly-owned subsidiaries DMLP, Ltd., TransAtlantic Turkey, Ltd. and Talon Exploration, Ltd., (ii) substantially all of the assets of TEMI, (iii) certain real estate owned by its wholly-owned subsidiary, Petrogas Petrol Gaz ve Petrokimya Urunleri Insaat Sanayi ve Ticaret A.S. (“Petrogas”), (iv) the Gundem real estate and the Muratli real estate owned by Gundem Turizm Yatirim ve Isletmetleri A.S. (“Gundem”), and (v) the Diyarbakir real estate owned by Mr. Mitchell and Selami Erdem Uras.  Gundem is beneficially owned by Mr. Mitchell, his children, and Mr. Uras.    Mr. Uras is the Company’s Vice President, Turkey.  The Company is working with the Lenders to enter into certain pledges and assignment agreements with the shareholders of Gundem, Mr. Mitchell and Mr. Uras.

Entry into Pledge Fee Agreements

In connection with the pledge of the Gundem, Muratli and Diyarbakir real estate (the “Turkish Collateral”) to the Lender as collateral for the Term Loan, the Company entered into pledge fee agreements pursuant to which the Company will pay a fee equal to 5% per annum of the collateral value (deemed to equal $20 million) of the Turkish Collateral.

Completion of Delvina Gas Joint Venture

On September 1, 2016, the Company completed a joint venture transaction with respect to the assets in the Delvina gas field in Albania (the “Delvina Assets”).  The Delvina Assets were owned by the Company’s Albanian operating subsidiary and were conveyed to GBC Oil Company Ltd. in connection with their purchase of all of the equity interests in Stream Oil & Gas Ltd. on February 29, 2016. As previously disclosed, the Company retained the right to have the Delvina Assets, together with their related liabilities, conveyed to its wholly-owned subsidiary, Delvina Gas Company Ltd. (“DelvinaCo”) upon receipt of all required approvals.  The assignment of the Delvina Assets to DelvinaCo has been completed, and on September 1, 2016, the Company transferred 75% of the outstanding shares of DelvinaCo held by it (the “Transfer”) to Ionian Gas Company Ltd. (“Ionian”) in exchange for Ionian’s agreement to pay $12.0 million, which will be used primarily to repay debt and for general corporate purposes with respect to the Delvina Assets.  These payments will be made each quarter over an 18-month period, with the first payment of $1.0 million due on September 15, 2016.

After the Transfer, the Company retained a 25% equity interest in DelvinaCo and has agreed to pay 25% of the operating costs of DelvinaCo, subject to a three-year deferral of capital expenditures.  For the next three years, Ionian will be responsible for all agreed upon capital expenditures with respect to the Delvina Assets. At the end of the three-year period, the Company will be required to either reimburse Ionian for its 25% share of such capital expenditures or face dilution in its ownership of DelvinaCo.  All expenditures after year three will be borne in accordance with each parties’ respective ownership in the joint venture at that time.

Mr. Mitchell stated, “We are pleased to complete the transaction with Ionian and resume the efforts to restart production and develop the Delvina gas field. It has been a long and complex transaction to separate and ratify a ‘fresh start’ for this field from Stream, and we appreciate all sectors of the Albanian government’s support in this effort.”

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey, Albania and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; access to sufficient capital; ability to refinance, repay or restructure its debt; ability to sell assets; success of cost reduction efforts; market prices for natural gas; natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty and civil unrest, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contact:

Wil Saqueton

Vice President and Chief Financial Officer

(214) 265-4743

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

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